CONSTRUCTION LOAN AGREEMENT

         This CONSTRUCTION LOAN AGREEMENT is made by and between THE CANYONS RESORT PROPERTIES, INC., a Maine corporation authorized to do business in Utah (collectively the "Borrower") having its principal place of business and mailing address at Sunday River Access Road, P.O. Box 450, Bethel, ME 04217 and KEYBANK NATIONAL ASSOCIATION, a national bank with a place of business at 70 Federal Street, Boston, Massachusetts 02110 (the "Lender" or "Bank").

SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         SECTION 1.1. Definitions. The following terms shall have the meanings set forth in this SECTION 1, in the other provisions of this Agreement or the other Loan Documents referred to below:

         Affiliate(s). Any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Borrower or Guarantor, which, in the case of a Person which is a partnership, shall include each of the constituent partners thereof. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights or controlling interests attributable to the shares of the controlled corporation, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

         Advance. Any disbursement of the proceeds of the Loan made or to be made by the Lender pursuant to this Agreement.

         Agreement. This Agreement, including the Schedules and Exhibits hereto.

         Appraisal. An appraisal of the value of the Project on an as completed basis, determined on a "fair market value" basis accepted by Lender, performed by a qualified independent appraiser approved by the Lender.

         Assignment of Declarant Rights. The Collateral Assignment of Declarant Rights pursuant to which the Borrower assigns to Lender Borrower's interest as declarant in and to the Condominium Declaration under the Project, to be in form and substance satisfactory to the Lender, and to be recorded at the recording of the Condominium Declaration.

         Assignment of Income and Revenues. The Collateral Assignment of Income, Revenues and Rentals pursuant to which the Borrower assigns to Lender Borrower's interest as operator, manage, and lessor of the Mortgaged Property and the Project, to be in form and substance satisfactory to the Lender.

         Assignment of Project Documents. The Collateral Assignment of Project Documents pursuant to which the Borrower assigns and grants a security interest to Lender in the Architect's Contract, the Construction Contract, the Plans and Specifications, and the Project Approvals, to be in form and substance satisfactory to the Lender.

         Assignment of Declarant Rights. The Collateral Assignment of Declarant Rights pursuant to which the Borrower assigns to Lender Borrower's interest as declarant in and to the Condominium Declaration under the Project, to be in form and substance satisfactory to the Lender, and to be recorded at the recording of the Condominium Declaration.

         Borrower's Architect . IBI Group Architects, Engineers and Planners of 18401 Von Karman Avenue - Suite 110, Irvine, CA 92612

         Closing  Date.  The  first  date on which the  conditions  set forth in
SECTION 11 have been satisfied and Advances are to be made.

         Collateral. All of (a) the property, rights and interests of the Borrower that are or are intended to be subject to the Security Documents, including without limitation, the Project and the Mortgaged Property.

         Commercial Unit. The commercial condominium unit to be retained by Borrower containing 38,370 square feet of commercial space consisting of front desk/administrative areas, restaurant, shopping and commercial areas.

         Completion Date. March 30, 2000.

         Condominium Declaration. The document creating a condominium regime for the Mortgaged Property to be established in accordance with the Utah Condominium Act Title 57, Chapter 8 of the Utah Code Annotated, and establishing the condominium hotel known as the "Sundial Lodge at The Canyons" consisting of: 149 residential Condominium Units and one Commercial Condominium Units, subject to the execution of a Limited Joinder by Lender and the Junior Creditor.

         Condominium   Units.  The  condominium  units  with  their  appurtenant
interest in the common areas and facilities created under the Condominium Declaration.

         Construction Contract. The construction contract entered into with Contractor providing for the construction of the Improvements.

         Construction Schedule. The schedules by trade, job and subcontractor of the estimated dates of commencement and completion of construction for the Improvements subject to the approval of the Lender and to be attached hereto as Exhibit A.

         Construction Inspector. Construction Risk Consultants of Salt Lake City, Utah or, at the Lender's option, either an officer or employee of the Lender or other consulting architects, engineers or inspectors appointed by the Lender from time to time.

         Contingency Reserve. The amount(s) allocated as contingency reserve(s) in the Project Budget in the amount of One Million Three Hundred Eighty Three Thousand Eight Hundred ($1,383,800.00), to be advanced only in accordance with provisions of SECTION 2.6 hereof.

         Contractor. Okland Construction Company, Inc. of 1978 South West Temple, Salt Lake City, Utah.

         Debt Subordination Agreement. The agreement from Guarantor subordinating its loans and claims with respect to advances and transfers made to or for the benefit of Borrower including without limitation, the $4,000,000 in land, cash and prepaid expenses provided by Guarantor, such agreement to be in form and substance acceptable to Lender.

         Default. A condition or event which would, with the giving of notice or lapse of time or both, as defined in the Security Deed, constitute an Event of Default.

         Direct Costs. The costs of the labor, materials, fixtures, machinery and equipment required to construct, equip and complete the Improvements in accordance with the Plans and Specifications.

         Disbursement Schedule. The schedule of the amounts of Advances anticipated to be requisitioned by the Borrower each month during the construction of the Improvements (including an itemization of Direct Costs and Indirect Costs), as approved by the Lender and to be attached hereto as Exhibit B.

         Drawdown Date. The date on which any Advance is made or is to be made.

         Draw Request. With respect to each Advance, the Borrower's Requisition for such Advance, and documents required by this Agreement as a condition to such Advance.

         Easement Agreements means the (i) Easement Agreement dated August 1, 1998 entered into between Junior Creditor and American Skiing Resort Properties Inc. as assigned to Borrower duly recorded, (ii) the Development Agreement for The Canyons Specially Planned Area (SPA) Plan entered into ASC Utah, Inc., Guarantor, Junior Creditor, and others dated July 14, 1998 and (iii) The Development Improvements Agreement for The Canyons Resort by and between Summit County, a political subdivision of the State of Utah and Guarantor dated September 14, 1998, and (iv) The Canyons Village Resort Easement and Management Agreement to be entered into among ASC Utah, Inc., Guarantor and Borrower in form and substance acceptable to Lender all to be recorded in the Summit County, Utah Public Records to the extent required to render such agreements enforceable against all present and future owners, with releases or subordinations from all other parties with liens or interests therein, all to be in form and substance acceptable to Lender.

         Environmental Laws.  As defined in the Security Deed.

         Event of Default.  See SECTION 13.1.

         Generally accepted accounting principles. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date and to the extent consistent with such principles, the prior accounting practices of the Borrower reflected in its financial statements.

         Governmental  Authority.  The United  States of  America,  the State of
Utah, any political subdivision thereof, the County of Summit, Utah and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

          Guarantor shall mean American Skiing Company Resort Properties, a Maine corporation.

         Guaranty shall mean both the Limited Guaranty of Payment and the Unconditional Guaranty of Project Completion and Payment of Project Costs pursuant to which Guarantor guarantees to the Lender the payment and performance of the Obligations as set forth therein, each such Guaranty to be in form and substance satisfactory to the Lender but which shall be limited as set forth in the Guaranty. If not paid when due, the Limited Guaranty shall require in addition the payment of accruing interest and costs as described in the Limited Guaranty.

          Improvements. Collectively, the buildings and improvements, drainage, utility, infrastructure and all other common improvements to be constructed on or about the Land in accordance with the Plans and Specifications.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others.

         Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials pursuant to which the Borrower agrees to indemnify the Lender with respect to Hazardous Materials and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Lender.

         Indirect Costs. Mean and include title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, commitment fees and interest payable to the Lender under the Loan, premiums for insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, overhead and administrative costs, and all other expenses which are expenditures relating to the Project and are not Direct Costs.

         Junior Creditor. Wolf Mountain Resort L.C., a Utah limited liability company with a place of business in Park City, Utah.

         Land. The real property located on 1.902 acre site located on or about The Canyons Drive, Snyderville, Summit County, Utah known as "Sundial Lodge Buildings 8 and 9" as described in Exhibit A to the Security Deed, together with the Easement Agreements which shall include easements for access, parking, construction and construction staging and storage, signage, ski on and ski off access, utilities, drainage and other purposes in order to permit the functioning of the Improvements as a condominium ski area hotel.

         Lease. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in the Improvements or on the Land by Persons other than the Borrower.

         Lender. KeyBank National Association, its successors and assigns.

         Loan. The construction loan in the amount of up to $29,000,000 which is the subject of this Agreement.

         Loan Amount. The sum of $29,000,000 or Seventy-Seven Percent (77.0%) of the value of the Project as completed as determined by the Appraisal approved by Lender, whichever is less, to be advanced as construction progresses and in accordance with the terms and conditions specified.

         Loan Documents. This Agreement, the Note, the Indemnity Agreement, the Guaranty, the Subordination Agreement, the Debt Subordination Agreement, and the Security Documents, the Subordination Agreement from the Junior Creditor, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

         Maturity Date. The earlier to occur of Eighteen (18) months from the date of this Agreement or June 30, 2000, whichever date occurs first.

         Mortgaged Property. The Land [including the Easement Agreements], the Improvements and the Personal Property.

         Note. The Promissory Note.

         Obligations. The indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the extent that any such obligation arises or is incurred under this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Note or other instruments at any time evidencing any thereof.

         Permitted Encumbrances. Those encumbrances on the Mortgaged Property permitted by the Security Deed.

         Person. Any individual, corporation, trust, partnership or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Personal Property. All materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible personal property now or hereafter owned or acquired by the Borrower, wherever located, and either (i) to be located on or incorporated into the Mortgaged Property, (ii) used in connection with the construction of the Mortgaged Property (iii) to be used in connection with the operation or maintenance of the Mortgaged Property, including without limitation all apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of the Mortgaged Property (except property belonging to lessees or other occupants of the Mortgaged Property), together with any and all replacements thereof and additions thereto.

         Plans and Specifications. The plans and specifications for the Improvements to be prepared by Borrower and reviewed and approved by Borrower's Architect and Contractor and more particularly identified on Exhibit C attached hereto.

         Project. The Mortgaged Property and Personal Property.

         Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting the Project, or otherwise necessary or desirable, for the ownership and acquisition of the Mortgaged Property, the construction and equipping of the Improvements, and the use, occupancy and operation of the Project following completion of construction of the Improvements, whether obtained from a Governmental Authority or any other Person.

         Project Budget. The budget for total estimated Project Costs attached hereto as Exhibit D, which includes: (a) a line item cost breakdown for Direct Costs by trades, jobs and subcontractors; (b) a line item cost breakdown for Indirect Costs; and (c) a schedule of the sources of funds to pay Project Costs, indicating by item the portion of Project Costs to be funded through the Loan and Required Equity Funds.

         Project Costs. The sum of all Direct Costs and Indirect Costs that will be incurred in connection with the acquisition of the Land and the construction, equipping and completion of the Improvements constituting the Project.

         Promissory Note. The commercial note in the principal face amount of the Loan Amount from Borrower to Lender evidencing the Loan, to be in form and substance satisfactory to the Lender.

         Purchase and Sale Agreements. The purchase and sale agreements for individual Residential Units in the Project, to be in form and substance acceptable to Lender.

         Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower.

         Required Equity Funds. Such amount as the Lender shall determine from time to time pursuant to SECTION 9.16 hereof.

         Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition and ownership of the Project, the construction of the Improvements, or the use, occupancy and operation of the Project following the completion of construction of the Improvements, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Laws.

         Residential Units. The 149 individual Condominium Units created under the Declaration of the Condominium which are the subject of the Purchase and Sale Agreements.

         Security Agreement. The Commercial Security Agreement pursuant to which the Borrower grants a security interest in and to the personal property forming the Project, such Security Agreement to be in form and substance satisfactory to the Lender.

         Security Deed. The Deed of Trust and Security Agreement pursuant to which the Borrower grants a mortgage lien and security interest in and to the Project, such Security Deed to be in form and substance satisfactory to the Lender, including any supplements thereto in order to include all Easement Agreements.

         Security Documents. The Security Deed, the Security Agreement, the Assignment of Project Documents, the Assignment of Declarant Rights, the Assignment of Purchase and Sale Agreements, Assignment of Income and Revenues, the Financing Statements, the Guaranty from the Guarantor and any other agreement, document or instrument now or hereafter securing the Note.

         Subordination Agreement. The Subordination Agreement from Junior Creditor subordinating Junior Creditor's claims, security interest and mortgage liens under a certain $2,097,495.60 loan secured by a junior deed of trust, to be in form and substance satisfactory to the Lender.

         Survey. An ALTA/ACSM survey of the Land and the Improvements, such survey to be satisfactory to the Lender in form and substance, provided that an update of the 1997 survey shall be acceptable so long as the surveyor recertifies such survey to Lender and the Title Insurance Company agrees to provide survey coverage thereunder.

         Surveyor Certificate. With respect to any Survey, a certificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the Project as the Lender or the Title Insurance Company may require, such certificate to be satisfactory to the Lender in form and substance.

          Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

          Title Insurance Company. First American Title Insurance Company with a place of business at Salt Lake City, Utah.

         Title Policy. An ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan Amount insuring the priority of the Security Deed and each advance under the Loan, and that the Borrower holds marketable fee simple title to the Project, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain a pending disbursements clause or endorsement and such other endorsements and affirmative insurance as the Lender in its discretion may require.


SECTION 2.  AGREEMENT TO MAKE ADVANCES; LIMITATIONS.

         SECTION 2.1. Agreement to Make Advances. Subject to the terms and conditions of this Agreement and pursuant to the Note, the Lender agrees to lend to the Borrower and the Borrower may borrow from time to time between the Closing Date and the Maturity Date upon submission by the Borrower of a Draw Request in accordance with SECTION 3.1, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to the Loan Amount to pay for the acquisition of the Land and the Project Costs actually incurred by the Borrower and reflected in the Project Budget as being funded as a part of the Loan.

         Each  Draw  Request  for  an  Advance   hereunder  shall  constitute  a
representation and warranty by the Borrower that the conditions set forth in this Agreement have been satisfied on the date of such Draw Request.

         On the Maturity Date, the Lender's obligation to make advances on the Loan shall terminate, provided however that Lender may at its option make advances on the Loan after the Maturity Date without waiving its right to terminate such continuing advances.

         SECTION 2.2. Project Budget. The Project Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Lender under this Agreement are to be used.

         SECTION 2.3. Amount of Advances. In no event shall the Lender be obligated to advance more than the Loan Amount. In no event shall any Advance for Direct Costs of constructing the Improvements exceed an amount equal to:

(a) the total value of the labor, materials, fixtures, machinery and equipment completed, approved and incorporated into the Land or the Improvements prior to the date of the Draw Request for such Advance, less

(b) subject to the provisions of SECTION 2.7 hereof, retainage in an amount equal to ten percent (10.0%) of such total value, provided that for the Construction Contract the 10% retainage shall only apply to the first 50% of the total contract price with any reduction in any other contracts to be based on the prior written consent of Lender, with no retainage required thereafter if no Event of Default is outstanding ("Retainage"), less

(c) the total amount of any Advances previously made by the Lender for such Direct Costs.

         Retainage shall be advanced by the Lender upon satisfaction of the conditions set forth in SECTION 12.6; provided however that upon substantial completion of the Improvements, compliance with the other provisions of SECTION
12.6 and approval of the Project for occupancy such that purchasers of Residential Units under the Purchase and Sale Agreements are required to proceed to closing, the Retainage may be advanced but reserving the greater of 200% of the Direct Cost of completion of incomplete items until final completion of all the Improvements to be provided by Borrower.

         With respect to any other Direct Costs and all Indirect Costs, in no event shall any Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by the Lender, incurred by the Borrower prior to the date of the Draw Request for such Advance, and theretofore paid or to be paid with the proceeds of such Advance, less the total amount of any Advances previously made by the Lender for such Direct Costs and Indirect Costs.

         SECTION 2.4. Quality of Work. No Advance shall be due unless the work done for such Advance is then done in a good and workmanlike manner and without defects, as confirmed by the report of the Construction Inspector.

         SECTION 2.5. Cost Overruns and Savings. If the Borrower becomes aware of any increase in Project Costs, the Borrower shall promptly notify the Lender in writing and promptly submit a revised Project Budget to the Lender for its approval. If there is an increase in Project Costs, no further Advances need be made by the Lender until (a) the revised Project Budget is approved by the Lender, and (b) the Borrower has deposited with the Lender (or made other provision approved by Lender) any additional Required Equity Funds. If the revised Project Budget indicates a decrease in a category or line item of Project Costs, no reductions in Project Costs will be made or savings reallocated by the Borrower unless and until (c) the revised Project Budget is approved by the Lender, and (d) in the case of decreases in a category or line item of Direct Costs, the Borrower has furnished evidence satisfactory to the Lender that related work has been satisfactorily completed in accordance with the Plans and Specifications and paid for in full.

         SECTION 2.6. Contingency Reserve. The amount allocated as Contingency Reserve in the Project Budget, namely the sum of One Million Three Hundred and Eighty Three Thousand Eight Hundred Dollars ($1,383,800.00), is not intended to be disbursed and will only be disbursed upon the prior approval of the Lender. The disbursement of a portion of Contingency Reserve shall in no way prejudice the Lender from withholding disbursement of any further portion of Contingency Reserve.

         SECTION 2.7. Stored Materials. Lender shall not be required to disburse any funds for any materials, furnishings, fixtures, machinery or equipment not yet incorporated into the Land or Improvements ("Stored Materials"), except with the prior written consent of Lender which shall not be unreasonably withheld and subject to Lender's receipt of a perfected first security interest in such Stored Materials. Any disbursement for the cost of Stored Materials shall be subject to retainage in an amount equal to ten percent (10.0%) for the first 50% of the total price of the Construction Contract unless otherwise agreed by Lender (thereafter no retainage shall be required) and shall be contingent upon the Lender receiving satisfactory evidence that:

(a) the Stored Materials are ready for incorporation into the Land or the Improvements and shall be so incorporated within a period of 30 days;

(b) the Stored Materials are stored at the Land, at a site controlled by the Borrower, or at such other site as the Lender shall approve, and are fully insured and protected against theft and damage;

(c) the Stored Materials have been paid for in full or will be paid for with the retainage funds to be disbursed and all lien rights or claims of the supplier have been released or will be released upon payment with disbursed funds;

(d)           the Lender has or will have upon  payment with  disbursed  funds a
              perfected,   first  priority   security  interest  in  the  Stored
              Materials; and

(e) the Stored Materials are insured for an amount equal to their replacement cost.


        SECTION 3.  MAKING THE ADVANCES.

         SECTION 3.1. Draw Request. At such time as the Borrower shall desire to obtain an Advance, the Borrower shall complete, execute and deliver to the Lender the Borrower's Requisition in the form of Exhibit E attached hereto (hereinafter referred to as "Borrower's Requisition"), accompanied by:

(a) a completed and fully itemized Application and Certificate for Payment (AIA Document G702 or similar form approved by the Lender) containing the certification of the Contractor and either the Borrower's Architect or the Construction Inspector as to the accuracy of same,

(b)           copies  of  requisitions  and  invoices  from  subcontractors  and
              materialmen   supporting   all  items  of  cost  covered  by  such
              application;

(c) written lien waivers from the Contractor for the current Draw Request and, upon request from Lender from such subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the next preceding Draw Request in an amount in excess of $5,000.00;

(d) a written request of the Borrower for any necessary changes in the Plans and Specifications, the Project Budget, the Disbursement Schedule or the Construction Schedule;

(e) copies of all change orders and construction change directives, accompanied by a change order summary prepared by and executed by the Borrower, copies of all material subcontracts, and, to the extent requested by the Lender, of all material inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to the Lender; and

(f)           If  the  Borrower's   Requisition   includes  payment  for  Stored
              Materials it shall be accompanied by evidence as to the satisfaction of the requirements set forth in SECTION 2.7 hereof;

(g) such other information, documentation and certification as the Lender shall reasonably request.


         SECTION 3.2. Notice and Frequency of Advances. Each Draw Request shall be submitted to the Lender at least ten (10) business days prior to the date of the requested Advance, and no more frequently than once each month.

         SECTION 3.3. Deposit of Funds Advanced. The Borrower shall open and maintain a non-interest bearing loan checking account with the Lender (the "Loan Checking Account"). Absent a Default or Event of Default, the Lender shall deposit the proceeds of each Advance into the Loan Checking Account.

        At the request of Borrower or upon an Event of Default with notice to Borrower, at its option the Lender may make any or all Advances under the Loan to any Person to whom the Lender in good faith determines payment is due.

         SECTION 3.4. Advances Do Not Constitute a Waiver. No Advance shall constitute a waiver of any of the conditions to further Advances nor shall any such Advance have the effect of precluding the Lender from thereafter declaring a failure to satisfy a condition to be an Event of Default.


        SECTION 4.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT.

         SECTION 4.1 Loan Facility. Loan Facility shall be a construction loan in the maximum amount of Twenty-Nine Million Dollars ($29,000,000.00) and shall be used by the Borrower in accordance with the Project Budget to construct the Improvements on the Mortgaged Property, being land, buildings and improvements constituting a resort condominium project in Snyderville, Summit County, Utah known as the "Sundial Lodge at The Canyons" consisting of: 149 Residential Units, and the one Commercial Unit. Lender shall not be obligated to advance more than 77% of the Appraised value of the Mortgaged Property.

         SECTION 4.2. The Note. The obligation of the Borrower to pay the Loan Amount or, if less, the aggregate unpaid principal amount of all Advances made by the Lender hereunder, plus accrued interest thereon, and other fees shall be evidenced by the Note. In the event the Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of the relevant Note. The Note shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of Advances made under this Agreement. Each Advance shall bear interest in accordance with the Note.

      Borrower shall reduce the principal balance of the Loan by 100% of the net sale proceeds of each Residential Condominium Unit. The foregoing principal reductions may be accomplished through the payments required to obtain partial releases of individual Residential Units, but lack of Residential Unit sales shall not excuse Borrower's obligation to pay the entire loan balance on the Maturity Date, when the entire Note shall be due and payable in full.

        No amount prepaid by the Borrower on the Note may be reborrowed.

         SECTION 4.3 Partial Releases. Lender agrees to release individual Residential Units in order to permit their sale to third party purchasers upon receipt of 100% of the net proceeds of the sale of Residential Units based on the purchase price as set forth in the Assignment of Purchase and Sale Agreements, provided that in the event of a default in the Obligations and the commencement of foreclosure proceedings, such release shall be contingent upon the Borrower's binding agreement that such release and application of funds to the Obligations does not waive any otherwise uncured event of default or any pending foreclosure. To facilitate sales, Lender will provide partial releases in escrow to First American Title Insurance Company.

         SECTION 4.4 Maturity. The Maturity Date of the Loan shall be as provided in the Note, on which date the Borrower promises to pay all unpaid principal of Loan facility under the Note in full with accrued interest and other applicable charges to such date.


         SECTION 5. COMMITMENT FEE; PAYMENTS AND COMPUTATIONS; CAPITAL ADEQUACY.

         SECTION 5.1. Commitment Fees. The Borrower shall pay to the Lender a commitment fee in the amount of $217,500.00 upon or before the execution of this Agreement, of which $108,750.00 has been paid on or before Borrower's acceptance of Lender's commitment letter.

         SECTION 5.2. Funds for Payments. All payments of principal, interest, fees and any other amounts due under the Note shall be made in accordance with the Note.

         SECTION 5.3 Operating Account. The Borrower shall maintain an operating deposit account with the Lender. All Advances on the Loan will be made into such account.


         SECTION 6. COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority mortgage lien and security interest in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents, and by the Guaranty.


        SECTION 7.  CERTAIN RIGHTS OF LENDER.

         SECTION 7.1. Right to Retain the Construction Inspector. The Lender shall have the right to retain, at the Borrower's cost and expense, the Construction Inspector to perform the following services on behalf of the
Lender:

(a) to review and advise the Lender whether in the opinion of the Construction Inspector, the Project Budget accurately reflects all Project Costs;

(b)           to review and advise the  Lender  whether,  in the  opinion of the
              Construction   Inspector,   the  Plans  and   Specifications   are
              satisfactory for the intended purposes thereof;

(c) to make periodic inspections of the Improvements for compliance with the Plans and Specifications and to approve the then current Draw Request, and to advise the Lender of the anticipated cost of and time for completion of construction of the Improvements and the adequacy of any Contingency Reserve;

(d) to review and advise the Lender on any proposed change orders or construction change directives; and

(e)           to review the Construction Contract and subcontracts

The reasonable fees of the Construction Inspector shall be paid by the Borrower forthwith upon billing therefor and expenses incurred by the Lender on account thereof shall be reimbursed to the Lender forthwith upon request therefor, but neither the Lender nor the Construction Inspector shall have any liability to the Borrower on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Improvements. Neither the Lender nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects. The services provided by the Construction Inspector are for the sole and exclusive benefit of Lender.

         SECTION 7.2. Appraisal. The Lender's obligation to fund the Loan is subject to an Appraisal completed by an approved appraiser and acceptable in all respects to the Lender indicating that the amount of the Loan, as a percentage of the value of the Mortgaged Property securing the Loan does not exceed seventy-seven percent (77%) (the "Loan To Value Ratio").

        Lender may require an Appraisal at the Borrower's cost and expense subsequent to the closing of the Loan, provided that such an Appraisal shall not be required more frequently than once within any 12 month period after the closing of the Loan unless there is an outstanding uncured Event of Default which has arisen in the preceding 90 days or unless required as a component of a foreclosure or sale under the Security Deed.

        If an Appraisal indicates that the value of the Mortgaged Property for the Loan has decreased so that the Loan To Value Ratio exceeds seventy-seven percent (77%) then the Borrower must either (i) make payments to the Lender reducing the amount of the Loan to a point where the Loan To Value Ratio is seventy-seven percent (77%) or lower, (ii) grant the Lender with mortgage liens and security interests covering additional collateral satisfactory to the Lender in order to reduce the Loan To Value Ratio to seventy-seven percent (77%) or lower, or (iii) repay the Loan in full.

        All reasonable costs of such future Appraisals or the grant of additional collateral required as a result of said appraisal shall be paid by the Borrower. The costs and expenses incurred by the Lender in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Lender for reimbursement therefor, and if not paid when due shall be added to the Loan balance and bear interest.

         SECTION 7.3. Charges Against Loan Checking Account. To the extent that the same are not paid by the respective due dates thereof including any applicable grace period, then the Lender shall have the right, and the Borrower hereby irrevocably authorizes the Lender, to charge any account of the Borrower with the Lender, including the Loan Checking Account, without the further approval of the Borrower, for (i) any installment of interest due under the Note and, (ii) any costs or expenses incurred by the Lender which are to be paid or reimbursed by the Borrower under the terms of this Agreement or any of the other Loan Documents (including, without limiting the generality of the foregoing, all Construction Inspector, Appraisal and reasonable attorney's fees) or (iii) any other sums due to the Lender under the Note, this Agreement or any of the other Loan Documents. The Borrower shall at all times maintain and keep collected balances in the Loan Checking Account sufficient to satisfy the foregoing obligations on the respective due dates thereof.


         SECTION 8. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

        SECTION 8.1.  Organization; Authority; Etc.

        (a) Organization; Good Standing. Each of Borrower and Guarantor is a corporation duly organized and is validly existing and in good standing under the laws of the State of Maine and duly authorized to do business in the State of Maine, and Borrower is duly authorized to do business in the State of Utah.

        The Borrower has all requisite power to own its property and conduct its business as now conducted and as presently contemplated. Borrower was organized solely for the purpose of the development, construction, ownership, operation and sale of the Mortgaged Property and no other purpose.

        (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby by Borrower and Guarantor (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person,
(iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person or any Indebtedness to such Borrower and Guarantor are a party and (iv) do not conflict with any provision of the articles of incorporation or bylaws of, or any agreement or other instrument binding upon, such Person.

        (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which each Borrower and Guarantor is a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        SECTION 8.2.  Title to Project and other Properties.

        (a) Except as disclosed in the Security Deed, the Borrower holds good clear record and marketable fee simple absolute title to the Mortgaged Property, and the Personal Property, subject to no other mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances, other than the mortgage lien of the Junior Creditor which is subject to the Subordination Agreement and the Purchase and Sale Agreements subject to the Collateral Assignment of Purchase and Sale Agreements and which contain subordination provisions as set forth therein.

        (b) Each of the Borrower and Guarantor owns all of the assets reflected in the balance sheet of the Borrower and Guarantor respectively as delivered to Lender (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except as disclosed therein.

         SECTION 8.3. Financial Statements. There has been furnished to the Lender the financial statement of Guarantor for the fiscal period ending October 25, 1998, which has been prepared in accordance with generally accepted accounting principles and which when considered together with the Schedules of Guarantor as filed with the U.S. Securities and Exchange Commission, fairly present the financial condition of Guarantor respectively as at the date thereof. As of the date of this Agreement, there are no known liabilities or contingent liabilities of the Borrower and Guarantor which are not disclosed in said balance sheet and the related notes thereto and said Schedule respectively other than the Obligations, and the obligations secured by the Permitted Liens.

        Since the date of the said Schedules filed with the U.S. Securities and Exchange Commission , there has occurred no material adverse change in the financial condition or business of the Borrower or Guarantor, other than changes in the ordinary course of business that have not had any material adverse effect.

         SECTION 8.5. Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         SECTION 8.6. Litigation. Except as disclosed in Exhibit G, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially and adversely affect the properties, assets, financial condition or business of Borrower and Guarantor respectively or materially impair the right of Borrower and Guarantor respectively to carry on business substantially as now conducted by it, or result in any material liability which might affect the Project not adequately covered by insurance or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, or which will adversely affect the ability of the Borrower to construct, use and occupy the Improvements or to pay and perform the Obligations.

         SECTION 8.7. No Materially Adverse Contracts, Etc. Except as disclosed in Exhibit G, Borrower and Guarantor respectively are not subject to any corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or Guarantor respectively. The Borrower is not a party to any contract or agreement that has or is expected to have any materially adverse effect on the Borrower.

         SECTION 8.8. Compliance With Other Instruments, Laws, Etc. Except as disclosed in Exhibit G, the Borrower and Guarantor respectively are not in violation of their articles of incorporation, by-laws, or any agreement or instrument to which they may be subject or by which they or any of they properties may be bound, including without limitation any Indebtedness or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of material penalties or materially and adversely affect the financial condition, properties or business of the Borrower or Guarantor respectively.

         SECTION 8.9. Tax Status. Each of the Borrower and Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which they are is subject and,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings pursued with diligence. There are no unpaid taxes in any material amount claimed to be due by any taxing authority, and the Borrower and Guarantor know of no basis for any such claim.

         SECTION 8.10. No Event of Default. No Default or Event of Default has occurred and is continuing under the Loan Documents or any other loan obligations or documents to which Borrower is a party.

         SECTION 8.11. Absence of Other Liens, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in any Collateral or any rights relating thereto.

        Borrower shall obtain and record a Subordination Agreement from the Junior Creditor covering the Mortgaged Property, including without limitation the Easement Agreements.

         SECTION 8.12. Setoff, Etc. The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand except as permitted in the Security Deed and the junior mortgage in favor of the Junior Creditor subject to the Subordination Agreement.

         SECTION 8.13. Environmental Compliance. Except as set forth in Schedule
8.13 attached hereto, the Borrower is in full compliance with the representations, covenants and warranties regarding the Environmental Laws and Hazardous Materials as set forth in the Security Deed.

         SECTION 8.14. Subsidiaries. The Borrower has no Subsidiaries. Borrower is a wholly owned subsidiary of Guarantor.

         SECTION 8.15. Availability of Utilities. All utility services necessary and sufficient for the construction, development and operation of the Project for its intended purposes are presently available to the boundaries of the Mortgaged Property with respect to which the Security Deed creates a valid and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, electric and telephone facilities, cable television, and drainage, with the certificate of an independent professional engineer or other evidence acceptable to Lender that such utility services are available.

         SECTION 8.16. Access/Utilities/Independent Building. (a) The rights of way for all roads and utility services necessary for the full utilization of the Improvements for their intended purposes have been established pursuant to valid and enforceable private easements set forth in Exhibit A to the Security Deed or shall be established pursuant to Easement Agreements to the satisfaction of Lender, and all such roads and utility lines shall have been completed, or all necessary steps have been taken by the Borrower and/or such Governmental Authority to assure the complete construction and installation thereof prior to the date upon which access to the Project via such roads will be necessary. All curb cuts, driveways, water supplies, electrical, fire protection, subsurface sanitary sewer and storm water lines shown on the Plans and Specifications are presently existing or have been fully approved by the appropriate Governmental Authority.

        The Land and Improvements are fully independent in all respects including, without limitation, in respect of parking, structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, fuel, and electrical, sanitation, drainage, drinking water systems, or binding arrangements shall be established under the Easement Agreements to the Lender's satisfaction .

        Borrower shall seek to have the Land separately assessed for purposes of real estate tax assessment and payment. Until such separate assessment, Borrower shall pay or cause to be paid all real estate taxes on the Land.

        The Land and Improvements and building service equipment, sewage disposal facilities, parking, and all paved or landscaped areas related to or used in connection with the Improvements are located wholly within the perimeter lines of the Land including the Easement Agreements.

        The Land and all Condominium units shall have an easement for direct access to snow skiing trails under the Easement Agreements.

         SECTION 8.17. Condition of Project. Neither the Project nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

         SECTION   8.18.   Compliance   with   Requirements.   The   Plans   and
Specifications and construction of the Improvements pursuant thereto and the use and occupancy of the Project contemplated thereby comply with all Requirements.

         SECTION 8.19. Project Approvals. Except as set forth on Schedule 8.19(a) hereto, the Borrower has obtained all Project Approvals and fully complies with all Requirements without any variances or waivers. Except as set forth on Schedule 8.19(a) hereto, all Project Approvals obtained by the Borrower as listed and described on Schedule 8.19(b) hereto have been validly issued and are in full force and effect. The Borrower has no reason to believe that any of the Project Approvals not heretofore will not be obtained in the ordinary course following completion of the Improvements in accordance with the Plans and Specifications.

         SECTION 8.20. Construction Contract. The Construction Contract shall be in full force and effect with a maximum guaranteed price of $33,225,000.00 and both the Borrower and the Contractor shall thereafter be full compliance with their respective obligations under the Construction Contract. The work to be performed by the Contractor under the Construction Contract is the work called for by the Plans and Specifications, and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Construction Contract.

         SECTION 8.21. Other Contracts. Except as provided in the Project Budget, the Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Project.

         SECTION 8.22. Real Property Taxes; Special Assessments. There are no overdue, unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof which are payable by the Borrower or any prior owner. No abatement proceedings are pending with reference to any real estate taxes assessed against the Project.

         SECTION 8.23. Violations. The Borrower has received no notices of, or has any knowledge of, any violations of any applicable Requirements or Project Approvals.

         SECTION 8.24 Plans and Specifications. The Borrower has furnished the Lender with true and complete sets of the Plans and Specifications. The Plans and Specifications so furnished to the Lender comply with all Requirements, all Project Approvals, and all restrictions, covenants and easements affecting the Project, and have been approved by the Contractor, the Borrower's Architect, and such Governmental Authority as is required for construction of the Improvements.

         SECTION 8.25. Project Budget. The Project Budget accurately reflects all Project Costs.

         SECTION 8.26. Feasibility. To the best of Borrower's knowledge, each of the Construction Schedule and the Disbursement Schedule is realistic and feasible, and is accurate to date.

         SECTION 8.27. Purchase and Sale Agreements; Leases. The Purchase and Sale Agreements as set forth in the exhibit to the Assignment of Purchase and Sale Agreements constitute the sole agreements and understandings presently outstanding which relate to sale of Condominium Units in the Mortgaged Property. The Purchase and Sale Agreements will general gross sale proceeds totaling $42,559,700. Borrower has received and invested directly into the Project the initial deposits under the Purchase and Sale Agreements totaling $3,989,170, and upon the completion of the roof for the Project, Borrower shall obtain and utilize and additional deposit in the amount of $3,989,170 for the expenses of the Project.

        Borrower expressly represents to Lender that the use of the purchasers' deposits under the Purchase and Sale Agreements for the expenses of the Project is proper and legal under the terms of the Purchase and Sale Agreements, the
Utah   Condominium  Act  and  all  other   applicable   laws,   regulations  and
requirements.

        All Purchase and Sale Agreements shall be collaterally assigned to Lender as security for the Obligations under the Assignment of Purchase and Sale Agreements. Borrower shall promptly update Lender in writing the status of the Purchase and Sale Agreements at such intervals and in such form as Lender may request and in any event no less frequently than once each month, and shall duly perform its obligations under the Purchase and Sale Agreements. Borrower shall obtain from First American Title Insurance Company, the escrow agent for the deposit under the Purchase and Sale Agreements, a letter of agreement upon terms and conditions satisfactory to Lender pursuant to which the escrow agreement confirms the deposit balances it is holding, agrees to provide Lender with information regarding the status of the deposits and acknowledges Lender's security interest in the deposits subject however to the rights of the purchasers under the Purchase and Sale Agreements.

        Other than the Purchase and Sale Agreements, there are no Leases, occupancies, rights, privileges or licenses in or to the Residential Units, the Commercial Unit or any other part of the Mortgaged Property.

        No leasing, brokerage or like commissions, fees or payments are due from the Borrower or any other person to any third party or Affiliate in respect of the Purchase and Sale Agreements in excess of the amount disclosed to Lender and as set forth in the Project Budget.

         SECTION 8.28. Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, the Improvements or the operation or maintenance of either thereof other than as expressly described in this Agreement (including the Schedules hereto), the Security Deed, or otherwise disclosed in writing to the Lender by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property or any portion thereof or interest therein.

         SECTION 8.29. Effect of Draw Request. Each Draw Request submitted to the Lender as provided in SECTION 3.1 hereof shall constitute an affirmation that the representations and warranties contained in SECTION 8 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and unless the Lender is notified to the contrary, in writing, prior to the Drawdown Date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the Drawdown Date.


         SECTION  9.  AFFIRMATIVE  COVENANTS  OF  THE  BORROWER.   The  Borrower
covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

         SECTION 9.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents.

         SECTION 9.2. Commencement, Pursuit and Completion of Construction. The Borrower will continue construction of the Improvements, will diligently pursue construction of all Improvements in accordance with the Construction Schedule, will complete construction of the Improvements prior to the Completion Date, at least 10 days prior to the expiration of the each Purchase and Sale Agreement for each Unit, all in accordance with the Plans and Specifications, in full compliance with the Condominium Declaration and all restrictions, covenants and easements affecting the Project, all Requirements, and all Project Approvals, and with all terms and conditions of the Loan Documents, the Purchase and Sale Agreements, and the Condominium Declaration without deviation from the foregoing and the requirements of the Purchase and Sale Agreements unless the Borrower obtains the prior approval of the Lender, the purchasers under the Purchase and Sale Agreement if required, and the surety company or companies issuing any Payment and Performance Bonds in the amount of not less than the Construction Contract. The Borrower will pay all sums and perform all such acts as may be necessary or appropriate to complete such construction of the Improvements, free from any liens, claims or assessments (actual or contingent) asserted against the Project for any material, labor or other items furnished in connection therewith.

         SECTION 9.3. Correction of Defects. The Borrower will promptly correct or cause to be corrected all defects in the Improvements or any departure from the Plans and Specifications, the Requirements, the Condominium Declaration and the Purchase and Sale Agreements not previously approved by the Lender and purchasers.

         SECTION 9.4. Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

         SECTION 9.5. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Lender:

(a) Guarantor Financial Statements. As soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor at the end of such year and statement of income, statement of retained earnings and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied (except where otherwise noted), and accompanied by an unqualified "audit" opinion for American Skiing Company prepared by an independent certified public accounting firm acceptable to Lender with the Guarantor's statement provided at a consolidating level, and any management letter from such accounting firm;

(b) Contingent Liabilities. Contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of the Guarantor which are not reflected in such financial statements or referred to in the notes thereto, and a statement of projected cash flows of the Borrower for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Borrower and Guarantor;

(c) Tax Returns. copies of all federal and state income tax returns as signed and filed within fifteen (15) days of the last day when due (including any extensions of the filing date) for Borrower and Guarantor;

(d) SEC Filings. with respect to the Guarantor, copies of all completed Forms 10K, 10Q and 8K filed by Guarantor with the U.S. Securities and Exchange Commission, including without limitation Guarantor's annual audited financial statements and quarterly interim statements; and

(e) Other. from time to time such other financial data and information as the Lender may reasonably request regarding Borrower and Guarantor, including quarterly internally prepared statements and financial covenant compliance within 30 days of the end of each quarter.

     SECTION 9.6. Year 2000 Compliance: All of Borrower's and Guarantor's computer hardware and software shall provide the following functions:

(a) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

(b) function accurately in accordance with the specifications of such computer hardware or software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

(c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and

store and provide output of date information in ways that are unambiguous as to century.


        SECTION 9.7.  Notices.

        (a) Defaults. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

        (b) Environmental Events. The Borrower will promptly give notice to the Lender (i) of any material violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Project or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or the Lender's liens or security interests pursuant to the Security Documents.

        (c) Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

        (d) Notice of Nonpayment. The Borrower will immediately notify the Lender in writing if the Borrower receives any notice of nonpayment for amounts in excess of $25,000 in the aggregate from all sources, whether oral or written, from laborers, subcontractors or materialman for any labor or materials furnished in connection with the construction of the Improvements.

        (e) Notice of Litigation and Judgments. The Borrower and Guarantor will give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Project or affecting the Borrower or Guarantor or to which the Borrower is or is to become a party involving an uninsured claim against the Borrower or Guarantor that could reasonably be expected to have a materially adverse effect on the Borrower or Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $25,000.00.

     SECTION 9.8. Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maine corporation. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises.

        The Borrower (a) will cause the Land and Improvements to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

        SECTION 9.9.  Insurance; Bonds.

        (a) The Borrower will obtain and maintain insurance with respect to the Project as required by the Security Deed.

         (b) The Borrower will itself obtain and maintain and will require the Contractor to obtain and maintain at all times during the construction of the Improvements the insurance required by the Construction Contract and such other insurance as may be reasonably required by the Lender (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, all-risk contractor's equipment floater insurance, workmen's compensation insurance and employer liability insurance), and to contain the written agreement of the insurer to give the Lender ten (10) days prior written notice of cancellation, nonrenewal, modification or expiration.

        (c) The Borrower will require the Borrower's Architect and any other architect, engineer or design professional providing services in connection with the construction of the Improvements to obtain, provide evidence of and maintain professional liability insurance covering any claims asserted with respect to the Project for such insurance to be in such amounts and form, to include such coverages and endorsements, and to be issued by such insurers as shall be approved by the Lender, and to contain the written agreement of the insurer to give the Lender ten (10) days prior written notice of cancellation, nonrenewal, modification or expiration.

        (d) The Borrower will obtain and provide to the Lender or will cause the Contractor to obtain and provide to the Lender such Payment and Performance Bonds in 100% of the amount of the Construction Contract naming the Lender under a "dual obligee" rider, all in form, and issued by a bonding company satisfactory to Lender.

        SECTION 9.10.  Taxes/Liens.

        The Borrower will pay all taxes, assessments and other governmental charges in accordance with the Security Deed.

        The Borrower will promptly pay and discharge (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against the Project or any part thereof or might affect the priority of the lien created by the Security Deed with respect to any Advance made or to be made by the Lender under this Agreement.

        SECTION 9.11.  Inspection of Project, Other Properties and Books.

        (a) The Borrower shall permit the Lender and the Construction Inspector, at the Borrower's expense, to visit and inspect the Project and all materials to be used in the construction thereof and will cooperate with the Lender and the Construction Inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on the Lender or the Construction Inspector any obligation to undertake such inspections.

        (b) The Borrower shall permit the Lender to examine the general books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

     SECTION 9.12. Compliance with Laws, Contracts, Licenses, and Permits. Each of the Borrower and Guarantor will comply with, (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and all Requirements, (b) the provisions of its corporate charter, and other charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including the Architect's Contract, the Construction Contract, the Purchase and Sale Agreements, the Requirements and all restrictions, covenants and easements affecting the Project, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including, in the case of the Borrower, all Project Approvals.

     SECTION 9.13. Project Approvals/Easement Agreements. The Borrower will promptly obtain all Project Approvals and Easement Agreements not heretofore obtained by the Borrower and will furnish evidence thereof promptly upon request. The Borrower shall comply with the Requirements and Project Approvals to construct the Improvements and to use, occupy and operate the Project following completion. The Borrower will also promptly obtain all utility installations and connections required for the Project, and will furnish with evidence thereof. Lender shall not be required to make or continue any Advances if Borrower has not obtained the Easement Agreements required under this Agreement.

     SECTION 9.14. Use of Proceeds. The Borrower will use the proceeds to construct on the Land two 6 story buildings known as buildings 8 and 9 with a total of 192,559 square feet of space plus 170 underground parking spaces, containing 149 Residential Units located on the upper 5 floors and a Commercial Unit on the first floors containing 38,370 square feet of front desk/administrative areas and commercial space, common spaces and related infrastructure located at The Canyons Ski Area, Summit County, Utah (the "Improvements") in accordance with the Plans and Specifications and the requirements of the Purchase and Sale Agreements and for paying for Project Costs in accordance with the Project Budget.

     SECTION 9.15. Project Costs. The Borrower will pay all Project Costs in excess of the Loan Amount, regardless of the amount.

        SECTION 9.16.  Required Equity/Insufficiency of Loan Proceeds.

        Borrower shall obtain a minimum Required Equity consisting of $4,000,000 in cash, Land and services supplied by the Guarantor plus the initial deposits from the Purchase and Sale Agreements for the Residential Units in the amount of $3,989,170, and of which shall be invested into the Project prior to the first Loan Advance. In addition within 30 days of the completion of the roof for the Project, Borrower shall obtain $3,989,170 in additional cash deposits from the purchasers of the Residential Units under the Purchase and Sale Agreements, which sum shall be invested directly in the Project before additional Loan Advances will be made.

        If at any time while the Loan Advance is outstanding or the Lender has any obligation to make Advances hereunder, the Lender shall in its sole discretion determine that the remaining undisbursed portion of the Loan Advance for the Project, together with the undisbursed or undrawn balance of Required Equity Funds and any other sums previously applied to Project Costs or deposited by the Borrower with the Lender in connection with the Loan, is or will be insufficient to fully complete and equip the Improvements in accordance with the Plans and Specifications and the Purchase and Sale Agreements, to pay all other Project Costs, to pay all interest accrued or to accrue on the Loan during the term of the Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents (or as to any budget category or line item in the Project Budget, if the undisbursed funds for such category or line item are or will be insufficient to fully pay for the costs attributed to such budget category or line item), regardless of how such condition may be caused, the Borrower will, within seven (7) days after written notice of such determination from the Lender, deposit with and pledge to the Lender such sums of money in cash as the Lender may require, in an amount sufficient to remedy the condition described in such notice, and sufficient to pay any liens for labor and materials alleged to be due and payable at that time in connection with the Improvements.

        At the Lender's option, no further Advances need be made until this section has been complied with. All such monies deposited shall be additional security for the Obligations and shall be disbursed by Lender in the same manner as Advances before any further Advances of the Loan proceeds shall be made.

     SECTION 9.17. Laborers, Subcontractors and Materialmen. The Borrower will furnish to the Lender at its request, from time to time, affidavits listing all subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens and are furnishing or have furnished labor or material to the Project or any part thereof and their invoices and demands for payment. The Borrower will also furnish from time to time upon request of Lender, lien waivers bearing a then current date and prepared on a form satisfactory to the Lender from the Contractor and such subcontractors or materialmen as the Lender may designate.

        SECTION 9.18.  Further Assurances.

        (a) Regarding Construction. The Borrower will furnish all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished under this Agreement and the other Loan Documents.

        (b) Regarding Preservation of Collateral. The Borrower will execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable to establish, preserve and protect the Collateral, as the Lender may reasonably require.

        (c) Regarding this Agreement. The Borrower will cooperate with, do such further acts and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     SECTION 9.19. Financial Covenants. The Borrower covenants and agrees that, so long as the Loan is outstanding:

a) Appraised Value. The outstanding balance of the Loan shall not at any time exceed seventy-seven percent (77%) of the Appraised Value of the entire Mortgaged Property. If as a result of any such Appraisal such ratio is greater than the percentages of the Loan specified above and Borrower fails to reduce the outstanding Loan balance or provide additional collateral securing the Loan then such event shall, at the option of Lender, be an Event of Default under this Agreement which shall entitle Lender to exercise any one or more default remedies under the Loan Documents as set forth in said documents and this Agreement.

b) Borrower's Liquidity. Borrower shall obtain and maintain on hand a minimum of Ten Million Dollars ($10,000,000.00) in cash or marketable securities consisting obligations of the United States of America or securities listed and regularly traded national securities exchanges in the United States (i.e., New York or NASDAQ national market securities) and which are acceptable to Lender, or in the alternative Borrower shall have not less than $10,000,000 in cash readily available under written, binding commitments arising out of the Guarantor's $85,000,000 subordinated debt offering all in form and substance acceptable to Lender.

c) Guarantor Tangible Net Worth. Guarantor shall maintain a tangible net worth equal to or greater than the sum of: Forty Million Dollars ($40,000,000); plus, Ten percent (10%) of Guarantor's net income after July 26, 1998, measured on a consolidated basis as of the end of each fiscal quarter.
d) Guarantor's EBITDA. Guarantor shall maintain a ratio of "Earnings Before Interest, Taxes, Depreciation and Amortization of Deferred Charges" (EBITDA) to cash interest expense liabilities incurred of not less than 1.25 to 1.00 measured on a consolidated basis as of the end of each fiscal quarter. "EBITDA" means, calculated for the period of the previous four fiscal quarters, the consolidated net earnings of Guarantor plus the aggregate amounts deducted in determining such net income in respect of interest expenses, taxes, depreciation and amortization; but not, however, giving effect to extraordinary losses or gains in calculating net income.


     SECTION 10. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

     SECTION 10.1. Restriction on Leases/Release of Purchase and Sale Agreements. The Borrower will not become a party to or agree to any Lease of the Mortgaged Property without the prior approval of the Lender, except for leases of the Commercial Unit upon commercially reasonable terms subject to the prior consent of Lender which consent shall not be unreasonably withheld.

        The Borrower will not amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or grant any concessions to or waive the performance of any material obligations of any purchaser under any Purchase and Sale Agreement for Residential Units, without the prior approval of the Lender. The Borrower will not, directly or indirectly, cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under any Purchase and Sale Agreement for Residential Units.

     SECTION 10.2. Restriction on Change Orders. The Borrower will not cause, permit or suffer to exist any deviations from the Plans and Specifications and will not approve or consent to any change order or construction change directive without the prior approval of the Lender, each purchaser of Residential Units if required, and the surety company or companies issuing any Payment and Performance Bonds, if any.

     SECTION 10.3. No Amendments, Terminations or Waivers. The Borrower will not terminate, amend, or otherwise modify the Architect's Contract or the Construction Contract without the prior approval of the Lender, and in the case of the Construction Contract, of any surety or surety companies issuing any Payment and Performance Bonds. The Borrower will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any obligations of any other party under the Architect's Contract or the Construction Contract.

     SECTION 10.4. Compliance with Environmental Laws. The Borrower will not do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

     SECTION 10.5 Distributions by Borrower/Transactions with Affiliates. Borrower shall not declare or pay any dividends or other distributions on corporate stock, whether in cash or in kind, or make any distributions of any kind whatsoever out of the property, assets, income or revenues of Borrower on account of or in respect to all or any of the stock of Borrower, unless expressly permitted with the specific prior written consent of Lender.

        Borrower will not enter into any leases make any loans or payments of money (other than reasonable salaries and reimbursable expenses incurred in the ordinary course of Borrower's business) to officers, directors, stockholders or Affiliates of Borrower.

        No officer, trustee, directors, shareholder or employee of Borrower or any Affiliate of Borrower is presently a party to or shall engage in any transaction with a Borrower, whether for services, for the rental or sale of real or personal property, or in conjunction with any other transaction or any nature, which results in a Borrower making a payment or providing other consideration in excess of fair market value.

     SECTION 10.6 Indebtedness. Borrower shall not create, incur, assume, guarantee, agree to purchase, repurchase or provide funds in respect of, or otherwise become or be or remain liable with respect to, any Indebtedness, recourse or non-recourse, direct or indirect, nor guaranty or otherwise become liable for the obligations of others, whether financial or contractual, except:

(a)       The Indebtedness evidenced by the Note;

(b) The obligations of Borrower as a guarantor of the obligations of Guarantor under the ASC East, Inc. $120 million 12% Senior Subordinated Notes due 2006, which obligations shall remain unsecured are fully subordinated to the obligations of Borrower under the Loan and this Agreement;

(c) instruments endorsed for deposit in the ordinary course of Borrower's business operations;

(d) unsecured trade Indebtedness incurred in the ordinary course of business due not more than 60 days from the date the goods or services are provided;

(e) The obligations of Borrower to Summit County, Utah under the Easement Agreements; and

(f) the obligations of Borrower and Guarantor to Junior Creditor in the principal amount not to exceed $2,097,495.60, provided that such obligations are subject to the Subordination Agreement as herein provided.


This limitation shall extend without limitation to guaranties, capitalized leases, lease purchase agreements, operating or cash flow guaranties, and/or joint venture or partnership financing.

     SECTION 10.7 Liens. Borrower shall not create, incur, assume or permit to exist any mortgage, lien, charge, security interest, attachment, lien or other encumbrance on any of its properties or assets, whether voluntary or involuntary, except:

(a) liens in respect of taxes, fees, assessments and other governmental charges not yet due provided, however, that Borrower shall not be required to pay any such tax, assessment, charge and other governmental charges if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings and, if Borrower shall have set aside on Borrower's books adequate reserves with respect to such tax, assessment, or charge and which do not in the aggregate materially detract from the value of the property of Borrower or materially impair the sale of Residential units in the Property;

(b) liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws or similar legislation or in connection with appeal and similar bonds incidental to litigation, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or if such obligations are being contested in good faith by Borrower and adequate reserves have been set aside therefor, and which do not in the aggregate materially detract from the value of the property of Borrower or materially impair the use thereof in the operation of its business or materially impair the sale of Residential units in the Property;

(c) judgment liens for an award of Ten Thousand Dollars (U.S.$10,000.00) or less which shall not have been in existence for more than sixty
          (60) days after the creation thereof, or if a stay of execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay; and

(d) junior mortgage in favor of Junior Creditor, subject however to the Subordination Agreement, which agreement shall include provisions as follows:

          i) requiring the Junior Creditor to join in the creation of the Condominium Units to the extent required to validly form a condominium under the Utah Condominium Act.

          ii) that insurance proceeds and condemnation awards with respect to the Mortgaged Property shall be applied in such manner as Lender may direct, including applicable to the expenses of reconstruction and rebuilding of the Mortgaged Property or to reduction of the Loan balance;

          iii) providing that 100% of the net sale proceeds of the Condominium Units shall be applied to the Loan until the Loan is paid in full, and that the Junior Creditor shall release its junior lien in order to permit the sale of Condominium Units to buyers under the Purchase and Sale Agreements; and

          iv)       contain such other provisions as Lender may require.


     SECTION 10.7 Single Line of Business. Borrower is not engaged and will not engage in any business other than the development, construction, ownership, operation and sale of the Mortgaged Property.


     SECTION 11. CONDITIONS TO INITIAL ADVANCES. The obligation of the Lender to make the initial Advances on each Note shall be subject to the satisfaction of the following conditions precedent:

     SECTION 11.1 Initial Advance on Note . The obligation of the Lender to make the initial Advances on the Note shall be subject to the satisfaction of the following conditions precedent:

a) Loan Documents. Each of the Loan Documents shall have been duly executed, acknowledged as required, delivered by the respective parties thereto and recorded if required with the appropriate recording office, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

b) Purchase and Sale(s). The Purchase and Sale Agreements shall have been duly executed by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to the Lender and in accordance with this Agreement and the Collateral Assignment of Purchase and Sale Agreements.

c) Certified Copies of Organization Documents. With respect to each of Borrower and Guarantor, Lender shall have received a certificate of good standing from the Maine Secretary of State, and a certificate of foreign corporation from the Utah Secretary of State, and if required by Lender, a certified copy of the articles of incorporation, bylaws and any other of its organization documents .

d) Resolutions. All actions necessary for the valid execution, delivery and performance by the Borrower and Guarantor of this Agreement and the other Loan Documents have been duly and effectively taken, including without limitation delivery to Lender of resolutions adopted by its directors authorizing the transactions described herein, each certified by its clerk as of a recent date to be in full force and effect.

e) Incumbency Certificate; Authorized Signers. The Lender shall have received from each of the Borrower and Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and Guarantor and giving the name of each individual who shall be authorized to act on behalf of Borrower and Guarantor.

f) Validity of Liens. The Security Documents shall create in favor of the Lender a legal, valid and enforceable continuing first lien and security interest in the Collateral.

g) Legal Opinions. The Lender shall have received favorable opinions addressed to the Lender and dated as of the Closing Date, from Foster Stewart Jr. Esq. of Portland, Maine, and from PARSON, BEHLE & LATIMER of Salt Lake City, Utah in form and substance satisfactory to Lender and Lender's counsel (i) stating that all Loan documents have been duly authorized, executed and delivered by Borrower and Guarantor and are valid, binding and enforceable against Borrower and Guarantor, including, without limitation, the choice of law provisions of the Loan documents subject to general principles of equity and bankruptcy laws of general application, (ii) indicating the due organization, legal existence and good standing of Borrower, and the Guarantor in its state of organization and in the state where the Project is located, (iii) indicating that the Condominium Declaration and the Purchase and Sale Agreements are in compliance with the Utah Condominium Act and all related Requirements subject to the recording thereof (other than land use, building and other specialized codes) applicable to the creation and sale of the Residential Units, and (iv) stating that there is no action, suit or proceeding pending or threatened against or affecting Borrower or the Project, before any court, administrative agency, arbitrator or governmental authority

h) Certificate re Compliance of Improvements with the Requirements. A certificate from the Architect or another qualified professional or attorney acceptable to Lender indicating that the construction of the Improvements and the use, occupancy and operation thereof following completion of construction assuming that the improvements are constructed in accordance with applicable plans and specifications, that adequate utility services are currently available to service the Project, and are in compliance with the Requirements.

i)        Documentation   under  with  Requirements.   Copies  of  all  permits,
          correspondence, approvals, votes, actions and agreements evidencing Borrower's and the Project's compliance with all Requirements.

j) Contractor's Consents. An agreement from the Contractor in favor of Lender with respect to the Project in form and substance acceptable to Lender including an agreement to notify Lender in the event of a default and consenting to continue to the construction of the Improvement for Lender under the Construction Contract in the event of a default under any of the Loan Documents. k) Architect's Consents. An agreement from the Architect in favor of Lender with respect to the Project in form and substance acceptable to Lender including an agreement to notify Lender in the event of a default and consenting to the Lender's use of the plans and specifications prepared by such Architect, without further cost to the Lender other than as specified in the Borrower's Architect's contract, in the event of a default under any of the Loan Documents.

l) Lien Search. The Lender shall have received a certification from Title Insurance Company (which shall be updated from time to time at the Borrower's expense upon request by the Lender) and from the Maine and Utah Secretaries of State that a search of the public records disclosed no liens, security agreements, mortgages, leases, financing statements, agreements or other matters which affect the Collateral and that no real estate taxes, assessments or other assessments are past due, except for the Security Documents, and for Junior Creditor's mortgage lien which shall be subject to the Subordination Agreement.

m) Notices. All notices required by any Governmental Authority under applicable Requirements shall have been filed.

n) Performance; No Default. The Borrower shall have performed and complied with this Agreement and no Event of Default exists.

o) Representations and Warranties. The representations of warranties made in the Loan Documents or otherwise made by or on behalf of the Borrower therewith or after the date thereof shall have been true and correct in all respects when made and shall also be true and correct in all respects on the Drawdown Date.

p) Proceedings and Documents. All proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory to the Lender in form and substance, and the Lender shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Lender and the Lender's counsel may reasonably require.

q) Construction Documents. Each of the Architect's Contract and Construction Contract shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to the Lender. The Construction Cost shall be established by contracts at least 80% of the cost which are for a fixed price, and the total Construction Cost shall not exceed $12,901,183.00 in the aggregate.

r) Subcontracts. The Borrower shall have delivered to the Lender, and the Lender shall have approved, a list of all subcontractors and materialmen who have been or, to the extent identified by the Borrower, will be supplying labor or materials for the Project, a copy of the subcontract to be used by the Contractor if any, and correct and complete photocopies of all executed subcontracts and contracts.

s) Junior Creditor Agreements. The Borrower and Guarantor shall deliver copies of all contracts and agreements with the Junior Creditor to which they or any predecessors are a party or which may affect the Mortgaged Property.

t) Other Contracts. The Borrower shall have delivered to the Lender correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Project, and of all development, management, brokerage, sales or leasing agreements for the Project.

u) Construction Inspector Report. The Lender shall have received a satisfactory report regarding the Plans and Specifications, the Construction Contract and the Project Budget.

v) Deliveries. The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

          (i) The commitment for the Title Policy with a current update of title;

          (ii) Duplicate originals or certified copies of all policies of insurance required to be obtained and maintained during the construction of the Improvements;

          (iii)     Evidence  that the sum of (i) the  proceeds  of the Loan and
                    (ii) the unexpended portions of the Required Equity Funds delivered to the Lender on the Closing Date or to be delivered thereafter will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete the Improvements prior to Completion Date, to carry the Project through the Maturity Date, to satisfy the requirements of the Purchase and Sale Agreements and to satisfy the obligations of the Borrower to the Lender under this Agreement;

          (iv) Evidence of access, availability of utilities and Project Approvals as required by this Agreement and the Purchase and Sale Agreements;

          (v) An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of the Land and any existing improvements thereon in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely;

          (vi)      A Survey of the Land and Surveyor's Certificate;

          (vii) Any Required Equity Funds from Borrower in excess of the Loan proceeds as required in order to complete the Project shall have been delivered to the Lender, to the extent then due , and Lender acknowledges that the prepaid expenses incurred and paid for by Borrower, Guarantor or their affiliates with respect to the Project as set forth in the Project Budget shall be considered a part of the Required Equity subject to submission of appropriate verification reasonably satisfactory to Lender; and

          (viii) Evidence that the Purchase and Sale Agreements remain in full force and effect.

          (ix)      Plans  and   Specifications  and  approval  thereof  by  any
                    necessary Governmental Authority;

          (x)       Evidence  that the sum of (a) the  proceeds  of the Loan and
                    (b) the unexpended portions of the Required Equity Funds delivered to the Lender on the Closing Date or to be delivered thereafter will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete the Improvements prior to Completion Date, to carry the Project through the Maturity Date, to satisfy the requirements of the Purchase and Sale Agreements and to satisfy the obligations of the Borrower to the Lender under this Agreement;

          (xi) The Easement Agreements conforming to the requirements of this Agreement;

          (xii)     Acknowledgment   and   agreement   from  the  escrow   agent
                    conforming to the requirements of this Agreement;

          (xiii)    The Subordination Agreement and

          (xiv) A Draw Request complying with the provisions of SECTION 3.1 hereof.



     SECTION 12. CONDITIONS OF SUBSEQUENT ADVANCES. The obligation of the Lender to make any Advance after the initial Advance on each Note shall be subject to the satisfaction of the following conditions precedent:

     SECTION 12.1. Prior Conditions Satisfied. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the Drawdown Date of such subsequent Advance.

     SECTION 12.2. Performance; No Default. The Borrower shall have performed and complied with this Agreement, and on the Drawdown Date there shall exist no Default or Event of Default.

     SECTION 12.3. Representations and Warranties. Each of the representations and warranties made by the Borrower in the Loan Documents or otherwise shall have been true and correct in all respects on the date on when made and shall also be true and correct in all material respects on the Drawdown Date of such Advance (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not adverse).

     SECTION 12.4. No Damage. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds sufficient in the judgment of the Lender to effect the satisfactory restoration of the Improvements and to permit the completion thereof on or prior to the Completion Date.

     SECTION 12.5. Receipt of the Lender. The Lender shall have received the following items or documents which shall be in form and substance satisfactory to the Lender:

(a) Draw Request. A Draw Request complying with the requirements of this Agreement;

(b) Endorsement to Title Policy. A "date down" endorsement to the Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Lender, which endorsement shall increase the amount of the Title Policy to the aggregate amount of the Loan advanced on or before the effective date of such endorsement;

(c) Current Survey. An updated Survey if required by the Title Insurance Company or the Lender;

(d) Approval by Construction Inspector. Approval of the Draw Request for such Advance by the Construction Inspector;

(e) Lien Waivers under Construction Contracts. Evidence that the Construction Contract is in full force and effect, without any change orders which have not been approved by Lender, and that lien waivers as required by Lender and the Title Insurance Company have been obtained from the Contractor and such all contractors, subcontractors, materialmen or suppliers as Lender may require, all in form and substance satisfactory to the Lender and the Title Insurance Company; and

(f) Purchase and Sale Agreements. Evidence that the Purchase and Sale Agreements remain in full force and effect.

     SECTION 12.6. Release of Retainage. In addition to the conditions hereinbefore set forth in this Article 12, the Lender's obligation to make any Advance of Retainage shall be subject to receipt by the Lender of the following:

(a) Purchasers. Evidence satisfactory to the Lender that the purchasers under the Purchase and Sale Agreements have approved the construction of the Improvements in accordance with the Purchase and Sale Agreements, such that each purchaser is obligated to close under the Purchase and Sale Agreements.

(b) Project Approvals. Evidence satisfactory to the Lender that the Borrower has obtained all remaining Project Approvals from, given all notices to, and taken all such other actions with respect to, such Governmental Authority as may be required under the Requirements for the permanent use and occupancy of the Improvements for their intended uses.

(c) Approval by Construction Inspector. Notification from the Construction Inspector to the effect that the Improvements have been completed in a good and workmanlike manner in accordance with the Plans and Specifications.

(d) Final Survey. If required by the Title Company or Lender, a final Survey acceptable to the Lender showing the as-built location of the completed Improvements.

(e) Certificate of the Borrower's Architect. A certificate of the Borrower's Architect that the Improvements have been completed in accordance with the Plans and Specifications and that the Improvements comply with all applicable Requirements and Project Approvals and are in all respects (except for work to be performed by tenants) ready for occupancy.

(f) Payment of Costs. Evidence satisfactory to the Lender that all sums due for the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the Project.

(g) Final Lien Waivers. Final lien waivers (in a form satisfactory to the Lender and the Title Insurance Company) from the Contractor and such laborers, subcontractors and materialmen as may be requested by the Lender, duly executed and, if requested, notarized.

(h) Consent by Surety. Satisfactory evidence that the surety company or companies issuing any Payment and Performance Bonds, if any, have consented to final payment to the Contractor or any subcontractor named as principal therein.

          (i) Warranties. Copies of the warranty issued by the Contractor to the Borrower pursuant to the Construction Contract, if any, and of all other warranties issued to the Borrower by subcontractors and manufacturers for labor performed and materials supplied in connection with the construction of the Improvements.

(j) Insurance. Duplicate original or certified copies of all policies of insurance required by the Security Deed to be obtained and maintained by the Borrower following completion of construction of the Improvements.


        SECTION 13.  EVENTS OF DEFAULT AND REMEDIES.

     SECTION 13.1. Events of Default. If any of the following ("Events of Default" or if either or both notice or lapse of time is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

(a) Borrower fails to make payment when due and payable within ten (10) days of when due, of the (i) interest or (ii) principal or any other amount due on either the Note after same shall have become due, whether at the stated date of maturity or any accelerated date of maturity or at any time fixed for payment; or

(b) Borrower fails to pay as and when due and payable any other sums required to be paid by Borrower under any Loan Documents (including, but not limited to, any payments required for taxes and insurance premiums) and continuance of such failure for a period of ten (10) days after written notice thereof from Lender; or

(c) Borrower fails to duly observe or perform any other term, covenant, condition or agreement contained in this Agreement or the Loan Documents, and the continuance of such failure for a period of thirty
          (30) days after written notice thereof from Lender, except as otherwise provided herein; or

(d) any representation or warranty made in writing by or on behalf of Borrower herein or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(e) any violation of the loan to value covenants set forth in Article IV of this Agreement; or

(f) any other event of default which continues beyond any applicable cure period, either under any other Loan Documents, including without limitation any Security Documents, Guaranty or under other agreement entered into between Lender and the Borrower, whether or not it is governed by or secures this Agreement; or

(g) Borrower or Guarantor fails to pay at maturity or within any applicable grace period any obligation for money borrowed or credit advanced, or any other material agreement by which it is bound, evidencing or securing money borrowed or credit advanced, including without limitation the loan from the Junior Creditor, and such failure or default shall continue without waiver thereof --- beyond any period of grace provided with respect thereto, which failure or default shall or could have a material adverse effect upon the financial condition of Borrower or Guarantor provided, however, that Borrower and Guarantor shall not be required to pay any such third -------- ------- party debt, tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings and, except as to debts, and if Borrower shall have set aside on Borrower's books adequate reserves with respect to such judgment, tax, assessment, charge or levy; or

(h) The entry of a decree or order for relief with respect to Borrower or Guarantor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, trustee, custodian (or similar official) of any Borrower; or

(i) The commencement by any Borrower and/or Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by any Borrower or Guarantor to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of any Borrower or for any substantial part of its property, or the making by any Borrower of any assignment for the benefit of creditors, or the insolvency or the failure of any Borrower generally to pay its debts as such debts become due, or the taking of action by any Borrower in furtherance of any of the foregoing; or

(j) if any order shall be entered in any proceeding by or against any Borrower or Guarantor decreeing or permitting the dissolution or liquidation of Borrower and/or Guarantor or the winding-up of its affairs and such order shall remain in effect for more than thirty days, whether or not consecutive; or

(k)       if  there  shall  remain  in  force,  undischarged,   unsatisfied  and
          unstayed, for more than thirty (30) days after notice thereof to Borrower and/or Guarantor, whether or not consecutive, any final judgment against Borrower and/or Guarantor beyond any applicable appeal period, in an amount in excess of $10,000 or which precludes Borrower's sale of individual Residential units in the Mortgaged Property; or

(l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower and/or Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(m) Borrower and/or Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower and/or Guarantor


       THEN and in any such event, Lender may, at its option, without further notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(1) Forthwith suspend or terminate, in the discretion of Lender, the commitment of Lender to make Loans to Borrower hereunder and Lender shall be relieved of all obligations to make any Loans to Borrower, provided that Borrower shall not be relieved of any of its obligations hereunder or under the Loan Documents, and that Lender may immediately suspend Advances upon a Default without need to await the expiration of any notice or cure period established above;

(2) Declare all amounts owing hereunder or with respect to the Note due and payable in full together with all interest thereon and all other payments due hereunder and under the Note, all without presentment, demand, notice or protest, all of which are hereby waived;

(3) Exercise any one or all of the rights and remedies of mortgagee, secured party and creditor under the Loan Documents, the provisions of the Uniform Commercial Code and any other applicable law upon default by a borrower, whether by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. Such remedies may be exercised in such order and at such times as Lender deems appropriate, against all or portions of the Collateral. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

(4) Set-off against any and all deposits, accounts, certificate of deposit balances, claims, or other sums at any time credited by or due from Lender and against all other property of Borrower in the possession of any Lender or under its control.

(5) Obtain the appointment of a receiver upon application to a court of competent jurisdiction as a matter of right and without regard to the asserted value of the security for the Obligations, with the receiver having the express power and authority to complete the Improvements, to perform the Borrower's obligations under the Purchase and Sale Agreements and to deliver deeds and other closing documents under the Purchase and Sale Agreements.


       Lender may proceed to realize, from time to time, upon any portion or all of the collateral security for such amounts then due and payable, in such order as Lender may elect. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to all other remedies given hereunder or at law.

     SECTION 13.2. Completion of Project. If any one or more of the Events of Default shall have occurred, regardless of whether the obligation to make Advances has been terminated or the Note accelerated under SECTION 13.1, the Lender may cause the Project to be completed and may enter upon the Land and construct, equip and complete the Project, with such changes therein as the Lender may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of the Project, the Lender may either directly or through a receiver:

(a) use any funds of the Borrower, including any balance which may be held by the Lender as security or, if Borrower is entitled to the same the funds held in escrow under the Purchase and Sale Agreements, and any funds remaining unadvanced under the Loan;

(b)       employ  existing  contractors,   subcontractors,  agents,  architects,
          engineers, and the like, or terminate the same and employ others;

(c)       employ security watchmen to protect the Project;

(d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Lender, be necessary or desirable;

(e) take over and use any and all Personal Property contracted for or purchased by the Borrower, if appropriate, or dispose of the same as the Lender sees fit;

(f) execute all applications and certificates on behalf of the Borrower which may be required by any Governmental Authority or Requirements or contract documents or agreements;

(g) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Project, or may be necessary for the completion of the Improvements or the clearance of title to the Project;

(h) enter into new Purchase and Sale Agreements, and modify or amend existing Purchase and Sale Agreements, all as the Lender shall deem to be necessary or desirable;

(i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Land or the Improvements and take such action and require such performance as the Lender deems necessary under any Payment and Performance Bonds;

(j) fulfill any obligations of Borrower under the Requirements and the Purchase and Sale Agreements; and

(k) take such action hereunder, or refrain from acting hereunder, as the Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this SECTION 13.2.


The Borrower shall be liable to the Lender for all costs paid or incurred for the construction, equipping and completion of the Project, whether the same shall be paid or incurred hereunder or otherwise. All payments made or liabilities incurred by the Lender hereunder of any nature whatsoever shall be deemed Advances under this Agreement and shall be secured by the Security Documents. To the extent that any costs so paid or incurred by the Lender, together with all other Advances made by the Lender hereunder, exceed the Loan Amount, the amount of such excess costs shall be added to the Loan Amount, and the Borrower's obligation to repay the same, together with interest thereon at the Default Rate, shall be deemed to be evidenced by this Agreement and secured by the Security Documents. Lender shall not be obligated to continue such construction longer than it shall see fit and it may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments, whether or not the Project shall have been completed. The construction, equipping and completion of the Project shall be deemed to include any action necessary to cure any Event of Default by the Borrower under any of the terms and provisions of any of the Loan Documents.

     SECTION 13.3 Other Remedies. If any one or more of the Events of Default shall have occurred, then regardless of any other actions taken by Lender, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including the appointment of a receiver. No remedy under this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     SECTION 13.4 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor,
(b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

          The rights, remedies, powers, privileges, and discretions of the Lender hereunder shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's rights and remedies shall operate as, or constitute a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's rights or remedies, and no other agreement or transaction, of whatever nature entered into between the Lender and the Borrower at any time, either express or implied, shall preclude the other or further exercise of the Lender's rights and remedies. No waiver by the Lender of any of the Lender's rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's rights and remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine.

         Notice: Under Maine law, no promise, contract or agreement to lend money, extend credit, forbear from collection of a debt or make any other accommodation for the repayment of a debt for more than Two Hundred and Fifty Thousand Dollars ($250,000) may be enforced in court against Lender unless the promise, contract or agreement is in writing and signed by Lender. Accordingly, Borrower cannot enforce any oral promise unless it is contained in a loan document signed by Lender, nor can any change, forbearance or other accommodation relating to the loan, this agreement or any other loan document be enforced, unless it is in writing and signed by Lender.

     SECTION 13.5 No Obligation of Lender to Complete Improvements. In the event that the Lender exercises the right to take possession of the Improvements and the Project under this Agreement, whether directly or through a receiver, it shall not be obligated to continue the construction of the Project at all or, if it does so continue the construction, longer than it shall deem appropriate, in its sole discretion, and may at any time abandon such construction and equipment and refuse to make further payments for the account of the Borrower, whether or not the Project have been completed and without affecting the validity of the Security Documents and any other security given by the Borrower to the Lender for advances already made under this paragraph and other provisions of this Agreement.

     SECTION 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

     SECTION 15. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, transfer, mortgage or intangibles taxes in connection with the Security Deed, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date, (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Lender's counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all fees paid to the Construction Inspector, Appraisal fees, and surveyor fees) (e) all reasonable out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and costs, and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or defending any counterclaims, cross claims or attacks against Lender by Borrower or any other Person, and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

     SECTION 16. INDEMNIFICATION. Except for Lender's gross negligence or willful misconduct or Lender's breach of Lender's obligations under this Agreement or the Loan Documents, the Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the Project whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, (f) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (g) Borrower's failure to comply with the Purchase and Sale Agreements or any other obligations to the purchasers of Condominium Units, of (h) with respect to the Borrower and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     SECTION 17. LIABILITY OF THE LENDER. No action shall be commenced by the Borrower for any claim against the Lender under the terms of this Agreement unless written notice thereof, specifically setting forth the claim of the Borrower, shall have been given to the Lender at least fifteen (15) Business Days prior to the commencement of such action. In no event shall the Lender be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Lender, such damages and claims therefor being expressly waived by the Borrower.

     SECTION 18. RIGHTS OF THIRD PARTIES. This Agreement including without limitation the obligation to make Advances, are solely and exclusively for the benefit of the Lender; no other Person may enforce or shall be deemed to be a beneficiary thereof. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects or Lender's requirement of compliance with this Agreement or the Loan Documents.

     SECTION 19. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by Lender, shall survive the making of the Advances, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Advances.

        SECTION 20.  PARTICIPATION; ETC.

     SECTION 20.1. Participations. The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the Lender hereunder to the Borrower.

     SECTION 20.2. Pledge by the Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under SECTION 4 of the Federal Reserve Act, 12 U.S.C. SECTION 341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

     SECTION 20.3. No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

     SECTION 21. RELATIONSHIP. The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto joint venturers, partners, fiduciaries or any other relationship other than lender and borrower.

     SECTION 22. NOTICES. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement shall be given as specified in the Note.

     SECTION 23. GOVERNING LAW. This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein shall for all purposes be construed in accordance with and governed by the laws of Maine (excluding the laws applicable to conflicts or choice of law), except to the extent the Security Documents are required to be governed by the laws of the State of Utah.

     SECTION 24. CONSENT TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATES OF MAINE AND UTAH OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATES OF UTAH AND MAINE OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATES OF UTAH AND MAINE, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF MAINE SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE STATES OF UTAH AND MAINE.

          SECTION  25.  HEADINGS.   The  captions  in  this  Agreement  are  for
     convenience of reference only and shall not define or limit the provisions hereof.

          SECTION 26. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart originals.

          SECTION 27. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in SECTION 28.

          Entire Agreement. This Agreement, together with the other Loan Documents, (a) constitutes the entire and final understanding and agreement of the parties with respect to the general subject matter hereof, including without limitation any obligation to lend money or extend credit, or to delay in the collection or enforcement of any such obligation; (b) supersedes all prior negotiations, discussions, and agreements with respect thereto; (c) may not be contradicted by evidence of any alleged oral agreement; and (d) may not be amended, modified, or rescinded in any manner except by written agreement signed by the parties which clearly and unequivocally expresses an intent to amend, modify, or rescind the same.

     SECTION 28. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted to be given by the Lender may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower of this Agreement or such other Loan Documents, the continuance of any Default or Event of Default may be waived with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the Lender hereunder during the continuance or any Default or Event of Default shall constitute a waiver thereof. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

        SECTION 29.  TIME OF THE ESSENCE.  Time is of the essence.

     SECTION 30. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision of this Agreement.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of December 18, 1998 at Portland, Maine.

                                             The Canyons Resort Properties, Inc.

                                            by: /s/ Mark P. Girard
-----------------------------                 --------------------------------
Witness                                        its Vice President


                                                  KEYBANK NATIONAL ASSOCIATION

                                            by: John Shea
-----------------------------                 --------------------------------
Witness                                        its Vice President